Exhibit 99.3
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Ultralife Corporation.

Dated:  October 29, 2026

WHITMORE BRADFORD T.
Signature:  Bradford T. Whitmore
Name/Title:  Bradford T. Whitmore

SUNRAY I, LLC
Signature:  Zistar Management, LLC
Name/Title:  Manager

Signature:  Bradford T. Whitmore
Name/Title:  Manager, Zistar Management, LLC

WHITMORE HOLDINGS, LLC

Signature:  Bradford T. Whitmore
Name/Title:  Manager

ZISTAR MANAGEMENT, LLC

Signature:  Bradford T. Whitmore
Name/Title:  Manager

BRADFORD WHITMORE TRUST

Signature:  Bradford T. Whitmore
Name/Title:  Trustee